Exhibit 10.2


                                                              February ___, 2007

Churchill Ventures Ltd.
50 Revolutionary Road
Scarborough, New York 10510

Banc of America Securities LLC
9 West 57th Street
New York, NY  10019

     Re: INITIAL PUBLIC OFFERING

Gentlemen:

     The undersigned stockholder of Churchill Ventures Ltd., a Delaware corporation (the "COMPANY"), in consideration of Banc of America Securities LLC ("BOFA") entering into a letter of intent (the "LETTER OF INTENT") to underwrite an initial public offering (the "IPO") of the Company's units (the "UNITS"), each composed of one share of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and one warrant which is exercisable for one share of Common Stock (a "WARRANT") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

     1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote the Insider Shares in accordance with the majority of the votes cast by the holders of the IPO Shares. The undersigned hereby waives any and all rights to convert its Insider Shares in connection with a Business Combination. If the Company solicits approval of its stockholders for dissolution and a plan of distribution of assets, the undersigned will vote all shares of common stock owned by him in favor of such plan.

     2. In the event that the Company fails to consummate a Business Combination within (i) 18 months from the effective date ("EFFECTIVE DATE") of the registration  statement  relating to the IPO (the  "REGISTRATION  STATEMENT") or
(ii) 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months after the Effective Date, but the Business
Combination has not been consummated within such 18 month period (the date of the first such failure to occur, the "TRANSACTION FAILURE DATE"), the undersigned will take all reasonable actions within its power to (i) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as practicable and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the "LIQUIDATION Date"). The undersigned agrees, (i) if the Company seeks approval of the Company's stockholders to consummate a Business Combination more than 18 months after the date of the IPO, the undersigned will vote to adopt and recommend to the Company's stockholders a plan of distribution to be included in the proxy statement related to the Business Combination and such proxy statement will seek stockholder approval for dissolution and a plan of distribution in the event the Company's stockholders do not approve the Business Combination, and (ii) if no proxy statement seeking the approval of the Company's stockholders for a Business Combination has been filed more than 18 months after the date of the

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IPO (unless the date has been extended), the undersigned shall vote to adopt and
recommend  to  the  Company's  stockholders  the  Company's   dissolution.   The
undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the trust account with JPMorgan Chase Bank, NA (the "TRUST ACCOUNT"), or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to his Insider Shares ("CLAIM") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees that in the event the Company's remaining assets outside the Trust Account are insufficient to pay the costs of dissolution and liquidation, the undersigned shall pay such costs.

     3. The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the officers of the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim of any type, whatsoever and without exception, but in each case only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders, other than the officers of the Company, are not liable for any amount of such loss, liability, claim, damage or expense).

     4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to BofA that the business combination is fair to the Company's stockholders from a financial perspective.

     5. Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; PROVIDED, that until the earlier of (i) the completion of the Business Combination and
(ii) dissolution of the Company, the undersigned shall be entitled to a fee of $7,500 per month, to compensate it for the Company's use of the undersigned's offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination. In addition, the undersigned has advanced to the Company a loan of $240,000, which shall be used to pay a portion of the expenses related to the IPO. The loan is due and payable on the consummation of the IPO and will be repaid out of the net proceeds of the IPO not placed in the trust account.

     6. Neither the undersigned nor any Affiliate of the foregoing will be entitled to receive and will not accept a finder's fee or any other compensation from the Company or any other person or entity in the event the undersigned or any Affiliate of the any of the foregoing originates a Business Combination.

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     7. The  undersigned  agrees  that its  Insider  Shares  will be  subject to restrictions on sale or other transfer until the earlier of one year following the date of the Business Combination; dissolution of the Company; or the
consummation  of  a  liquidation,   merger,  stock  exchange  or  other  similar
transaction which results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to consummating a Business Combination with a target business.

     8. The undersigned shall not, with respect to those Insider Shares and Sponsor Warrants owned directly or indirectly by it, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "COMMISSION") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock, the Sponsor Warrants, the shares of Common Stock issuable upon exercise of the Sponsor Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Sponsor Warrants or other rights to purchase shares of Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or Sponsor Warrants, the shares of Common Stock issuable upon exercise of the Sponsor Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Sponsor Warrants or other rights to purchase shares of Common Stock or any such securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until with respect to its Insider Shares, one year following the consummation of the Business Combination (the "INSIDER SHARES LOCK-UP PERIOD") and with respect to the Sponsor Warrants, upon consummation of the Business Combination (the "SPONSOR WARRANTS LOCK-UP PERIOD", together with the Insider Shares Lock-Up Period, the "LOCK-UP PERIOD") or (iv) exercise the Sponsor Warrants held by it until a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Units is effective and a current prospectus is on file with the Commission Notwithstanding the foregoing, during the Lock-Up Period the undersigned may transfer (A) its Insider Shares or Sponsor Warrants (i) by gift to an affiliate of the undersigned or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) pursuant to a qualified domestic relations order, or (iv) in the event of a liquidation of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummating a Business Combination with a target business; PROVIDED, HOWEVER, that the permissive transfers pursuant to clauses (i) - (iii) may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this letter agreement, including with respect to the voting requirements pertaining to the Insider Shares and (B) its Sponsor Warrants to members of the Company's management team; PROVIDED, HOWEVER, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms

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and  conditions  of this  letter  agreement.  During  the  Lock-Up  Period,  the undersigned shall not grant a security interest in its Insider Shares and Sponsor Warrants.

     9. The undersigned represents and warrants that:

        (a) it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

        (b) it has never been convicted of or pleaded guilty to any crime: (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and

        (c) it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

     10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

     11. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to BofA and its legal representatives or agents (including any investigative search firm retained by BofA) any information they may have about the undersigned's background and finances (the "Information"). Neither BofA nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

     12. As used herein, (i) a "BUSINESS COMBINATION" shall mean the initial acquisition or concurrent acquisitions, as the case may be, by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, of an operating business or businesses, as the case may be, in the communications, media or technology industries; (ii) "INSIDERS" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "INSIDER SHARES" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) "IPO SHARES" shall mean the shares of Common Stock issued in the Company's IPO; and (v) "SPONSOR WARRANTS" shall mean warrants to purchase 5,000,000 shares of Common Stock that shall be purchased by the undersigned from the Company at a price of $1.00 per warrant, for a total of $5 million, in a private placement prior to completion of the IPO.

     13. The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

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     14.  This letter  agreement  shall be binding on the  undersigned  and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of the Business Combination and (ii) the Liquidation Date; PROVIDED that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination PROVIDED, FURTHER that Section 3 of this letter agreement shall survive a termination pursuant to clause (ii).

     15. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]

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     The undersigned  hereby  executes this letter  agreement as of February __,
2007.


                                         Churchill Capital Partners LLC


                                         By: __________________________________
                                             Name:
                                             Title:

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